Exhibit 99.1

(a)	Financial Statements of GuardedNet, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

GuardedNet, Inc.

Atlanta, Georgia

We have audited the accompanying consolidated balance sheet of GuardedNet, Inc. and Subsidiary (the “Company”) as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia

March 24, 2005, except for Note 12,

    as to which the date is May 11, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

GuardedNet, Inc.

We have audited the accompanying consolidated balance sheet of GuardedNet, Inc. as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used, and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GuardedNet, Inc. as of December 31, 2003, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/    Ernst & Young LLP

Atlanta, Georgia

April 6, 2004

GUARDEDNET, INC.

CONSOLIDATED BALANCE SHEETS

June 30, 2005 (Unaudited) and December 31, 2004 and 2003

ASSETS

	June 30, 2005 (Unaudited)	December 31, 2004	December 31, 2003
Current Assets
Cash and cash equivalents	$462,514	$1,734,034	$1,464,422
Accounts receivable, less of allowance for doubtful accounts of $-0-, $-0-, and $14,300, respectively	234,789	819,085	2,092,956
Prepaid expenses and other current assets	118,256	178,931	31,537

Total Current Assets	815,559	2,732,050	3,588,915

Property and Equipment
Computer equipment and software	433,671	413,323	338,590
Office furniture and fixtures	37,767	37,767	36,837

	471,438	451,090	375,427
Less accumulated depreciation	345,548	278,309	139,221

Total Property and Equipment	125,890	172,781	236,206
Restricted Cash	—	54,000	80,000
Other Assets	28,758	31,577	42,826

TOTAL ASSETS	$970,207	$2,990,408	$3,947,947

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

	June 30, 2005 (Unaudited)	December 31, 2004	December 31, 2003
Current Liabilities
Accounts payable	$576,705	$207,295	$226,786
Accrued expenses	461,780	427,232	750,992
Deferred revenue	685,867	681,173	1,035,875
Current portion of capital lease obligation	457	31,198	26,896

Total Current Liabilities	1,724,809	1,346,898	2,040,549
Capital Lease Obligation, less current portion	—	11,192	42,013
Other Accrued Liabilities	38,430	44,555	32,832
Stockholders’ Equity (Deficit)
Series A Participating Preferred Stock; $.001 par value; 45,000,000, 45,000,000, and 30,000,000 shares authorized, respectively; 40,030,052, 40,030,052, and 25,817,431 shares issued and outstanding, respectively; aggregate liquidation value of $16,445,650, $15,883,890, and $9,919,476, respectively	40,030	40,030	25,817
Common stock; $.001 par value; 67,000,000, 67,000,000, and 55,000,000 shares authorized, respectively; 10,347,352, 10,344,977, and 10,340,309 shares issued and outstanding, respectively	10,347	10,345	10,340
Additional paid-in capital	15,499,457	15,498,747	10,546,673
Accumulated deficit	(16,342,866)	(13,961,359)	(8,750,277)

Total Stockholders’ Equity (Deficit)	(793,032)	1,587,763	1,832,553

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$970,207	$2,990,408	$3,947,947

See accompanying notes.

2

GUARDEDNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2005 and 2004 (Unaudited)

and the Years Ended December 31, 2004 and 2003

	June 30, 2005 (Unaudited)	June 30, 2004 (Unaudited)	December 31, 2004	December 31, 2003
Revenues
Product licenses	$1,132,341	$1,010,216	$2,038,056	$3,207,693
Post-contract support	604,210	400,661	963,441	368,549
Professional services	175,634	174,416	284,250	205,613

Total Revenues	1,912,185	1,585,293	3,285,747	3,781,855
Cost of Revenue
Product licenses	58,091	289,406	437,399	248,499
Post-contract support	242,208	178,189	402,551	273,955
Professional services	79,595	330,757	561,468	515,333

Total Cost of Revenue	379,894	798,352	1,401,418	1,037,787

Gross Profit	1,532,291	786,941	1,884,329	2,744,068
Research and Development	1,368,579	1,383,533	2,713,374	2,396,835
Sales and Marketing	1,726,267	1,763,364	3,392,452	3,929,727
General and Administrative	819,374	597,115	1,000,160	1,138,432

Loss from Operations	(2,381,929)	(2,957,071)	(5,221,657)	(4,720,926)
Income Tax Expense	—	—	—	—
Other Income (Expense)
Interest income	5,025	5,097	19,770	39,224
Interest expense	(4,603)	(4,942)	(9,195)	(21,284)

Total Other Income (Expense)	422	155	10,575	17,940

NET LOSS	$(2,381,507)	$(2,956,916)	$(5,211,082)	$(4,702,986)

See accompanying notes.

3

GUARDEDNET, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Six Months Ended June 30, 2005 and 2004 (Unaudited)

and the Years Ended December 31, 2004 and 2003

	Series A Participating Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance at December 31, 2002	$25,817	$10,340	$10,546,673	$(4,047,291)	$6,535,539
Net Loss	—	—	—	(4,702,986)	(4,702,986)

Balance at December 31, 2003	25,817	10,340	10,546,673	(8,750,277)	1,832,553
Issuance of 14,212,621 shares of Series A Participating Preferred Stock, net of issuance costs of $35,400	14,213	—	4,950,672	—	4,964,885
Exercise of stock options	—	5	1,402	—	1,407
Net loss	—	—	—	(5,211,082)	(5,211,082)

Balance at December 31, 2004	40,030	10,345	15,498,747	(13,961,359)	1,587,763
Exercise of stock options	—	2	710	—	712
Net loss (unaudited)	—	—	—	(2,381,507)	(2,381,507)

Balance at June 30, 2005 (Unaudited)	$40,030	$10,347	$15,499,457	$(16,342,866)	$(793,032)

See accompanying notes.

4

GUARDEDNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2005 and 2004 (Unaudited)

and the Years Ended December 31, 2004 and 2003

	June 30, 2005 (Unaudited)	June 30, 2004 (Unaudited)	December 31, 2004	December 31, 2003
Cash Flows from Operating Activities
Net loss	$(2,381,507)	$(2,956,916)	$(5,211,082)	$(4,702,986)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation	67,239	71,321	139,088	104,679
Provision for bad debts	—	—	—	14,300
Changes in operating assets and liabilities:
Accounts receivable	584,296	1,604,809	1,273,871	(1,482,008)
Prepaid expenses and other current assets	60,675	(202,221)	(147,394)	(3,692)
Other assets	2,819	(71,570)	11,249	(6,717)
Accounts payable	369,410	252,661	(19,491)	123,666
Accrued expenses	34,548	(129,902)	(323,760)	383,786
Other accrued liabilities	(6,125)	5,861	11,723	32,832
Deferred revenue	4,694	(369,987)	(354,702)	744,631

Net Cash Used in Operating Activities	(1,263,951)	(1,795,944)	(4,620,498)	(4,791,509)
Cash Flows from Investing Activities
Purchases of property and equipment	(20,348)	(58,830)	(75,663)	(169,736)
Restricted cash	54,000	—	26,000	(80,000)

Net Cash Used in Investing Activities	33,652	(58,830)	(49,663)	(249,736)
Cash Flows from Financing Activities
Proceeds from issuance of Series A Participating Preferred Stock, net of issuance costs	—	4,964,885	4,964,885	—
Proceeds from issuances of Common Stock	712	1,407	1,407	—
Payments on capital lease obligation	(41,933)	(14,861)	(26,519)	(14,841)
Payment of notes payable	—	—	—	(285,000)

Net Cash Provided by/used in Financing Activities	(41,221)	4,951,431	4,939,773	(299,841)

Net Increase/(Decrease) in Cash and Cash Equivalents	(1,271,520)	3,096,657	269,612	(5,341,086)
Cash and Cash Equivalents at Beginning of Year	1,734,034	1,464,422	1,464,422	6,805,508

Cash and Cash Equivalents at End of Year	$462,514	$4,561,079	$1,734,034	$1,464,422

Supplemental Disclosures of Cash Flow Information:
Interest paid	$4,603	$4,941	$9,195	$36,590

Non-Cash Investing and Financing Activities:
Equipment acquired under capital lease	$—	$2,309	$2,309	$83,750

See accompanying notes.

5

NOTE 1—NATURE OF BUSINESS

Headquartered in Atlanta, Georgia, GuardedNet, Inc. (the “Company”) develops and markets advanced software solutions that are used to monitor and perform security threat analyses on enterprise networks, servers, and desktops. The Company completed development of the initial version of its software product and generated its initial product license revenues in 2002. Sales have been primarily to organizations in the United States.

The accompanying financial statements as of June 30, 2005, and for the six months then ended, and the related note disclosures, are unaudited and, in the opinion of management, reflect all adjustments consisting of normal recurring adjustments necessary for a fair presentation of these financial statements. Although the Company believes the disclosures are adequate to make the information not misleading, certain information normally included in the footnotes prepared in accordance with generally accepted accounting principles in the United States has been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (“SEC”). The results for the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

On June 30, 2005, the Company, upon first obtaining the required consent of its stockholders, signed an Agreement and Plan of Merger (the “Agreement”), between primarily the Company, Micromuse Inc., and the Company’s principal stockholders, agreeing to sell 100% of the Company’s outstanding shares for $16.2 million in cash.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

During 2003 the Company formed a wholly-owned subsidiary in the United Kingdom, which was dissolved in 2004. These financial statements include GuardedNet, Inc. and this wholly-owned subsidiary. The effects of intercompany activity have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Restricted Cash

The restricted cash at June 30, 2005, December 31, 2004, and December 31, 2003 in the amount of $0, $54,000 and $80,000 respectively, is required to be held in accordance with an equipment lease agreement (Note 11).

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method based on the estimated useful life of the asset. The cost of additions and improvements is capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the cost of disposed assets and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to other income.

Research and Development and Software Development Costs

In accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, the Company capitalizes purchased software and internal costs of software development beginning when the resulting products become technologically feasible, subject to net realizable value considerations, and ending when the product is available for general release. The Company has defined technological feasibility as the completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. During the years ended December 31, 2004 and 2003, and for the six months ended June 30, 2005, no software development costs met the criteria for capitalization.

Research and development costs are expensed as incurred.

Income Taxes

Deferred tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse. A valuation allowance against net deferred tax assets is recorded if, based on weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Revenue Recognition

Revenue is recognized under Statement of Position 97-2, Software Revenue Recognition (“SOP 97-2”), when the following criteria have been met:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred or services have been rendered;

•	price is fixed or determinable; and

•	collection is probable.

Further, the Company’s multiple element arrangements can include any combination of hardware, software, or services. When some elements are delivered prior to others in an arrangement, revenue is deferred until the delivery of the last element, unless all of the following exists:

•	vendor specific objective evidence of fair value of the undelivered elements;

•	the functionality of the delivered elements is not dependent on the undelivered elements; and

•	delivery of the delivered elements represents the culmination of the earnings process.

The Company generally recognizes its perpetual license revenue on (1) delivery of software and (2) issuance of the related license. Where payment terms are extended over periods exceeding normal payment terms, revenue is recognized as such amounts become due and payable.

License sales of software products are generated through a direct sales force and various partners, including value-added resellers and distributors. License revenue under sales through partners is recognized after the end user is identified, provided all other revenue recognition criteria are met. At the point of delivery, both the partner and end-user have no right of return.

Annual renewable post-contract support is a separate component of each perpetual license agreement for the Company’s products, with revenue recognized ratably over the post-contract support term.

Professional services revenues include installation and training, which are typically billed on a time-and-materials basis. The Company recognizes such professional services revenues as the related services are rendered.

The Company provides for an allowance for doubtful accounts receivable that the Company expects will not be collected. The allowance is an estimate and is based on the Company’s evaluation of the existing specific accounts receivable, previous collection experience, and general economic conditions.

Cost of Revenues

Cost of revenues includes the cost of product licenses, the cost of post-contract support, and the cost of professional services. The cost of product license is incurred upon recognition of the associated product revenues. The costs of post-contract support and professional services include the cost of the technical support group that provides assistance to customers with maintenance agreements and the costs related to the professional services and training staff and are recognized as incurred.

Foreign Currency Translation

Assets and liabilities of the Company’s foreign subsidiaries, where the local currency is the functional currency, are translated into U.S. dollars at the exchange rate in effect as of the balance sheet date, while revenues and expenses are translated at average exchange rates during the period. The resulting translation adjustment is included in accumulated other comprehensive income (loss) as a separate component of stockholders’ deficit. Transaction gains and losses are reflected in results of operations and amounted to approximately $200 in losses during 2004 and $27,000 in gains during 2003. This subsidiary ceased operations in 2004.

Advertising Costs

The Company expenses advertising costs as incurred. For the six months ended June 30, 2005, advertising expenses were $6,343. Advertising expenses were $17,282 and $109,567 for the years ended December 31, 2004 and 2003, respectively.

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially subject the Company to concentrations of credit risk include cash, cash equivalents, and accounts receivable. While the Company does maintain cash balances in excess of the federally insured limits, the Company invests its cash in high quality financial institutions. The Company does not require collateral for its accounts receivable. To date, the Company has not incurred any significant losses on accounts receivable. At December 31, 2004, four customers accounted for 68% of the Company’s accounts receivable. At December 31, 2003, two customers accounted for 60% of the Company’s accounts receivable. At June 30, 2005, 3 customers accounted for 75% of the Company’s accounts receivable.

During the six months ended June 30, 2005, two customers accounted for 60% and 23% of the Company’s total revenue. During the year ended December 31, 2004, four customers accounted for 36% of the Company’s total revenue. During the year ended December 31, 2003, two customers accounted approximately 36% of the Company’s total revenue.

Stock-Based Compensation

The Company applies Accounting Principles Board No. 25, Accounting for Stock Issued to Employees, and related interpretations (“APB No. 25”), in accounting for its employee stock-based compensation plan. Accordingly, compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices only to the extent that such exercise prices are less than the fair market value of the Company’s common stock at the date of grant. The Company follows the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148 Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of SFAS No. 123 (“SFAS No. 148”). All stock-based awards to nonemployees are accounted for at their fair value in accordance with SFAS No. 123 and Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

Had compensation cost for the Company’s stock option plan been determined based on the fair value at the grant date for awards under this plan, consistent with the methodology prescribed in SFAS No. 123, the Company’s pro forma net loss would have been as follows:

	December 31,
	2004	2003
Net loss, as reported	$(5,211,082)	$(4,702,986)
Pro forma stock compensation expense computed under the fair value method	(119,099)	(72,206)

Pro forma net loss	$(5,330,181)	$(4,775,192)

The weighted average fair value of each stock option granted in 2004 and 2003 was estimated as $0.05 and $0.05, respectively, on the date of grant using the Black-Scholes option-pricing model, with the following weighted average assumptions: risk-free interest rates of 3.60% and 2.74% in 2004 and 2003, respectively, no expected dividend yield in 2004 or 2003, and an expected life of five years in 2004 and 2003.

Recently Issued Accounting Standards

In November 2002 the EITF of the FASB issued EITF 00-21, Revenue Arrangements with Multiple Deliverables, which addresses certain aspects of the accounting for arrangements that involve the delivery or performance of multiple products, services, and/or rights to use assets. Under EITF 00-21 revenue arrangements with multiple deliverables should be divided into separate units of accounting if the deliverables meet certain criteria, including whether the fair value of the delivered items can be determined and whether there is evidence of fair value of the undelivered items. In addition, the consideration should be allocated among the separate units of accounting based on their fair values, and the applicable revenue recognition criteria should be considered separately for each of the separate units of accounting. The Company adopted the provisions of EITF 00-21 for all revenue arrangements entered into after June 30, 2003. The adoption of EITF No. 00-21 did not have an impact on the Company’s financial position, results of operations, or liquidity.

In January 2003 the FASB issued FASB Interpretation No. 46 (“Interpretation 46”), Consolidation of Variable Interest Entities. Interpretation 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity of the investors in the entity does not have the characteristics of a controlling financial interest or does not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Interpretation 46 is effective for all new variable interest entities created or acquired after December 31, 2003. For variable interest entities created prior to January 1, 2004, the provisions of Interpretation 46 must be applied for the first interim or annual period beginning after December 15, 2004. The Company has not adopted Interpretation 46, but its adoption is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2003 the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”). SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It is effective for financial instruments entered into or modified after May 31, 2003. The Company adopted SFAS No. 150 on June 1, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company’s consolidated financial statements.

FASB Statement No. 153, Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29, was issued in December 2004 and provides additional guidance on the accounting for nonmonetary exchanges occurring in fiscal periods ending after June 15, 2005. The Company will adopt this SFAS effective January 1, 2006, and the adoption of the statement is not expected to have a significant effect on the Company’s results of operations or financial position.

NOTE 3—PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	Estimated Useful Life in Years	June 30, 2005	December 31, 2004	December 31, 2003
Computer equipment	3	$208,752	$190,174	$141,900
Computer software	3	224,919	223,149	196,690
Furniture and fixtures	5	22,771	22,772	21,841
Office equipment	3 to 7	14,996	14,995	14,996

		471,438	451,090	375,427
Less accumulated depreciation		(345,548)	(278,309)	(139,221)

Net Property and Equipment		$125,890	$172,781	$236,206

Depreciation and amortization expense amounted to $139,088 and $104,679 for the years ended December 31, 2004 and 2003, respectively.

NOTE 4—CAPITAL STOCK

During January 2005 an employee exercised an option to purchase 2,375 shares of the Company’s stock at $0.30 per share. During April 2004 an employee exercised an option to purchase 4,688 shares of the Company’s stock at $0.30 per share.

On May 28, 2004, the Company sold 14,212,621 shares of its Series A Preferred Stock to existing preferred stockholders, resulting in total cash proceeds to the Company of approximately $5,000,284. In connection with this transaction, warrants were issued to purchase 2,842,525 of the Company’s authorized, but unissued, Series A Preferred Stock at an exercise price of $0.3518 per share. The warrant is exercisable at any time and expires May 28, 2009. The value of warrants was determined to be zero using the Black Scholes fair value pricing model. The Company incurred costs to complete the above described issuances amounting to $35,400, which was recorded as a charge to additional paid-in capital.

The Company’s Articles of Incorporation were amended on May 28, 2004 to reflect the increase in the number of authorized shares to 112,000,000. The amended authorized shares for the Company’s Common and Preferred Stock are 67,000,000 and 45,000,000 respectively.

Holders of Series A Preferred Stock are entitled to dividends equal to any dividend declared on the Company’s Common Stock. In addition, holders of Series A Preferred Stock are entitled to cumulative dividends at an annual rate of eight percent payable when declared by the Board of Directors or in the event of any liquidation, dissolution, or winding up of the Company. As of June 30, 2005, December 31, 2004, and December 31, 2003, accumulated, undeclared dividends on the Series A Preferred Stock amounted to $2,363,078, $1,801,318, and $836,904, respectively. In the event of any liquidation, dissolution, or winding up of the Company, holders of Series A Preferred stock are entitled to receive, prior to and in preference to the holders of Common Stock, an amount equal to $0.3518 per share, plus any accumulated undeclared or declared and unpaid dividends.

As of December 31, 2004, 40,030,052 shares of Common Stock were reserved for issuance upon conversion of the Series A Preferred Stock. As of December 31, 2003, 25,817,431 shares of Common Stock were reserved for issuance upon conversion of the Series A Preferred Stock.

The Series A Preferred Stock is convertible, at any time, at the holders’ option, into an equal number of shares of Common Stock. The conversion rate is subject to adjustment upon the occurrence of certain future events, as defined. Conversion is automatic upon the occurrence, with certain restrictions, of an underwritten public offering of the Company’s Common Stock.

Holders of the Series A Preferred Stock are entitled to vote with the holders of the Common Stock as a single class based on one vote for each share of Common Stock issuable upon conversion and have the right separately to elect two of the five members of the Board of Directors. Holders of the Series A Preferred Stock are entitled to vote based upon two votes for each share of Common Stock issuable upon conversion in the event of (1) a sale of the Company or public offering of the Company’s Common Stock, as defined, before November 6, 2007 or (2) the absence of a sale of the Company or public offering of the Company’s Common Stock, as defined, subsequent to November 6, 2007 and receipt of instruction from holders of the Series A Preferred Stock for the Company to complete such transaction.

Under the terms of a stockholder agreement, the stockholders are subject to certain restrictions on the transfer or sale of shares, including the right of first refusal to purchase shares from selling stockholders.

On November 6, 2002, the Company entered into restricted stock agreements with the three founders of the Company relative to an aggregate of 1,800,000 shares of the Company’s Common Stock previously held by the founders (the “Restricted Shares”). Under the terms of the restricted stock agreements, each founder’s portion of the Restricted Shares are subject to forfeiture upon the termination of the founder’s employment with the Company under certain circumstances, as defined. The provision for forfeiture of the Restricted Shares expires relative to 600,000 shares on November 6, 2003, and for the remaining 1,200,000 shares at the rate of 50,000 shares per month over the 24-month period beginning December 6, 2003, except that expiration can be accelerated upon a change in control of the Company or at the discretion of the Board of Directors. A holder of Restricted Shares has no right as a stockholder relative to the Restricted Shares, and specifically has no right to receive dividends on Restricted Shares.

NOTE 5—NOTES PAYABLE

2001 Convertible Note Payable

In September 2001 the Company borrowed $250,000 from an individual under an unsecured convertible note payable. The note bore interest at 6% and provided for original maturity on September 15, 2002. The principal and accrued interest under this note could be converted into shares of the Company’s Common Stock on or before the note’s maturity date, at the option of the note holder. The number of shares would be determined by dividing the total principal and accrued interest by the last sales price per share of the Company’s Common Stock.

In addition, the principal and accrued interest under this note would be automatically converted into shares of the Company’s Series A Convertible Preferred Stock upon the sale of shares of Series A Preferred Stock, with proceeds to the Company of at least $2,000,000. The number of shares to be issued upon conversion would be determined by dividing the total principal and accrued interest by 90% of the average price at which Series A Stock was issued in a qualified financing. Upon closing of the Financing on November 6, 2002, this convertible note payable was not converted into Series A Preferred Stock. Under a separate agreement between the Company and the note holder, the maturity date of the note was extended from September 15, 2002 to December 15, 2002, with the provision that interest would continue to accrue at 6% until the note was paid, converted into equity, or otherwise satisfied. At December 31, 2002, related accrued interest totaled $15,000. In November 2003 the principal and accrued interest of $32,500 of such note payable were repaid to the note holder.

NOTE 6—WARRANTS

Warrants to Purchase Common Stock

A summary of the activity of warrants to purchase Common Stock is as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Warrants outstanding at December 31, 2002 and 2003	1,634,448	$0.29
Expired during 2004	(90,000)	$0.50

Warrants outstanding at December 31, 2004 and June 30, 2005	1,544,448	$0.26

Included in warrants to purchase Common Stock, as summarized above, are warrants granted to various service providers as compensation for services provided. Expense is recognized based on the estimated fair value of the services received or the warrants granted, whichever is more reliably measurable, on the grant date. Expense based on the fair value of the warrants granted is estimated using the Black-Scholes fair value option pricing model, with the following assumptions: risk-free interest rates of 1.27% to 4.39%; no dividend yields; volatility of 120%; and expected life of the warrants ranging from 1.5 to 5 years, based on contractual lives.

No expense related to warrants to purchase Common Stock was incurred during 2005, 2004, or 2003. The number of shares of Common Stock issuable upon exercise and the warrant price will be adjusted in the event of a stock split, stock dividend, or stock combination. The warrant agreement contains provisions for adjustment of the warrant price each time the Company sells or issues Common Stock or Common Stock equivalents at a price per share less than the warrant price. The warrant holder is entitled to pro-rata purchase rights at any time at which the Company grants, issues, or sells options, convertible securities, or rights to purchase Common Stock, warrants, securities, and other property to Common stockholders, excluding options granted under the Company’s Stock Option Plan.

NOTE 7—STOCK OPTION PLAN

In May 2001 the Company adopted a stock option plan (“the Plan”) under which the Company may grant qualified and nonqualified options to purchase shares of the Company’s Common Stock. The Board of Directors determines the exercise price, vesting terms, and expiration dates of the options granted at the time of the grant. Options are generally granted to employees with exercise prices equal to the fair market value of the Company’s Common Stock at the date of grant, and the options generally vest over four years from the date of employment.

A summary of stock option activity under the Plan is as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Options outstanding at December 31, 2002	3,632,794	$0.30
Granted	2,999,937	$0.30
Cancelled	(327,694)	$0.30

Options outstanding at December 31, 2003	6,305,037	$0.30

Exercisable at December 31, 2003	2,556,954	$0.30

Options outstanding at December 31, 2003	6,305,037	$0.30
Granted	2,104,600	$0.30
Cancelled	(1,339,033)	$0.30
Exercised	(4,688)	$0.30

Options outstanding at December 31, 2004	7,065,916	$0.30

Exercisable at December 31, 2004	3,706,377	$0.30

	Number of Shares	Weighted Average Exercise Price Per Share
Options outstanding at December 31, 2004	7,065,916	$0.30
Granted (unaudited)	95,500	$0.30
Cancelled (unaudited)	(114,382)	$0.30
Exercised (unaudited)	(2,375)	$0.30

Options outstanding at June 30, 2005 (unaudited)	7,044,659	$0.30

The weighted average grant date fair value of options granted during 2004 and 2003 was $0.05. The weighted average remaining contractual life of options outstanding and options exercisable at December 31, 2004 and 2003 was 8.3 and 9.0 years, respectively.

As of December 31, 2004 and 2003, The Company had reserved 9,664,000 shares of its Common Stock for issuance under the Plan. There were 3,706,377 options available for grant as of December 31, 2004 and 2,703,575 available for grant as of December 31, 2003. As of June 30, 2005, 2,621,321 were available for future grants of stock-based awards.

NOTE 8—RETIREMENT PLAN

During 2003 the Company established the GuardedNet, Inc. 401(k) Retirement Plan (the “Plan”), which is designed to be qualified under Section 401(k) of the Internal Revenue Code.

Eligible employees are permitted to contribute to the Plan through payroll deductions within statutory and plan limits, and employer contributions are at the discretion of the Company. The Company has not contributed to the Plan to date.

NOTE 9—INCOME TAXES

The total income taxes in the statement of operations for the twelve months ended December 31, 2004 and 2003 were as follows:

	December 31,
	2004	2003
Current tax	$—	$—
Deferred tax asset	2,009,000	1,806,000
Change in valuation allowance	(2,009,000)	(1,806,000)

Total	$—	$—

The Company’s provision for income taxes differ from the amounts computed by applying the Federal and state income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

	December 31,
	2004	2003
Statutory federal and state tax rate	40.0%	40.0%
Losses not benefited	(40.0)	(40.0)

Effective tax rate	0%	0%

The components of deferred tax assets are as follows:

	December 31,
	2004	2003
Deferred Taxes:
Deferred Tax Assets
Accrued compensation	$91,000	$91,000
Net operating losses	5,189,000	3,165,000

Total Deferred Tax Assets	5,280,000	3,256,000
Deferred Tax Liabilities
Depreciable assets	(19,000)	(4,000)

Deferred Income Tax Asset	5,261,000	3,252,000
Less valuation allowance	5,261,000	3,252,000

Net Deferred Income Tax Asset	$—	$—

As of December 31, 2004 and 2003, the Company had approximately $13,307,000 and $8,127,000, respectively, of net operating losses available for offset against future taxable income. Such net operating losses begin to expire in 2021. The Company’s ability to utilize its net operating loses to offset future taxable income may be limited due to changes in ownership pursuant to Internal Revenue Code Section 382.

NOTE 10—COMMITMENTS AND CONTINGENCIES

The Company leases facilities and certain equipment under various noncancelable operating lease agreements that expire at various dates through 2007.

Future minimum lease payments under noncancelable operating leases at December 31, 2004 are as follows:

2005	$380,056
2006	331,356
2007	301

$711,713

Rent expense under building lease agreements was approximately $324,595 and $351,441 for the years ended December 31, 2004 and 2003, respectively. Rent expense for the six months ended June 30, 2005 was $129,321.

Property and equipment includes the following amounts for assets held under capital leases at December 31, 2004:

Software and computer equipment	$86,059
Less accumulated amortization	(27,143)

$58,916

Amortization of assets recorded under capital leases is included with depreciation expense.

Future minimum lease payments under capital leases consist of the following at December 31, 2004:

2005	$32,958
2006	12,191
2007	—

Total minimum lease payments	45,149
Less amounts representing interest	(2,759)

Present value of net minimum lease payments	42,390
Less current portion of capital lease	(31,198)

Long-term portion of capital lease	$11,192

At December 31, 2004 and 2003, the Company had a compensating balance arrangement held in a cash savings account to support a standby letter of credit held by the Company’s equipment leasing agent. The $54,000 and $80,000 are classified as restricted cash as of December 31, 2004 and 2003, respectively. As of June 30, 2005, there was no compensating balance arrangement.

NOTE 11—GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $5,211,082 during the year ended December 31, 2004. This factor and the Company’s inability to generate sufficient cash flow from operations create an uncertainty about the Company’s ability to continue as a going concern. Management of the Company is developing a plan to sell the Company or generate cash from the issue of additional stock to shareholders. The ability of the Company to continue as a going concern is dependent on management being able to complete this plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 12—SUBSEQUENT EVENT

On May 11, 2005, management of the Company signed a letter of intent for the Company to be acquired. A definite agreement has not been reached as of May 11, 2005. This transaction is subject to various conditions which includes approval by the Company’s shareholders.

(Unaudited) - On August 1, 2005, Micromuse completed its acquisition of all of the outstanding shares of GuardedNet, Inc. Micromuse paid a total of $16.2 million.